Exhibit 10.4

No.: HX-HR20210701

Employment Contract

Party A: Fenyang Huaxin Wine Industry Development Co., Ltd.

Party B: YANG PENG

Signing date: July 1, 2021

Instruction

1. Both parties should read the employment contract carefully before signing. Once the employment contract is signed in accordance with the law, it will have legal effect, and both parties must strictly perform it.

2. The employment contract must be signed and sealed by the legal representative (or authorized agent) of the employer (Party A) and the employee (Party B) in person, and stamped with the official seal of the employer (or the special seal of the employment contract) to be valid.

3. The blank fields in the reference text of the contract shall be filled in clearly after negotiation and determination by both parties. For blank fields that do not need to be filled, please mark “/”.

4. After the two parties have reached an agreement through negotiation, for the modification of the terms of the employment contract or the agreement on unsettled matters, a supplementary agreement can be signed through negotiation. The supplementary agreement signed separately, as an attachment to the employment contract, shall be performed together with the employment contract.

5. Please use a pen or a signature pen to fill in the employment contract. The handwriting must be clear and must not be unilaterally altered.

6. This contract is not applicable to part-time employees.

Party A (employer) Name: Fenyang Huaxin Wine Industry Development Co., Ltd.

  Legal representative: Lin Miao An

  Company Address: Headquarters Base of Distributors in Xinghuacun, Fenyang City

  Tel: 0358-3338003

Party B (employee) Name: YANG PENG

  Resident ID number: 350181199105082239

  Household address: No. 7-2, Namwancun, Shangjingzhen, Fuqing District, Fujian Province

  Current address:

  Tel: 13950228716

In accordance with the “Labor Contract Law of the People’s Republic of China” (hereinafter referred to as the “Labor Contract Law”) and the relevant provisions of Shanxi Province, both parties, following the principles of legality, fairness, equality, voluntariness, and consensus, sign this contract and jointly abide by the terms listed in this contract.

1. Term of the employment contract

Article 1: Both parties A and B agree to determine the term of this contract in the following ways:

(1) Fixed term, from July 1, 2021 to June 30, 2026.

Article 2: Both parties agree to determine the duration of the probationary period according to the (1) method below (the trial period is included in the contract period):

(1) No trial period.

(2) The trial period starts from / year / month / day and ends on  / year / month / day.

2. Work content and work place

Article 3: Party B agrees to work as Chairman (job type) according to Party A’s work needs. If Party B engages in toxic and hazardous work, Party A shall inform the occupational hazards and protection measures.

Article 4: According to the characteristics of Party A’s type of work, Party B’s work area or work place is _________.

Article 5: Party A shall reasonably arrange work tasks according to the national, industrial and local employment quota standards and quality acceptance standards. Party B shall complete the work tasks in accordance with Party A’s requirements.

Article 6: Party A may reasonably change Party B’s work department, work content and work location as stipulated in this article based on factors such as business needs, Party B’s work ability, work performance and physical condition, and the change notice is attached to this contract.

3. Working hours and rest and vacation

Article 7: Party A implements the standard working hour system, and the specific working hours shall be formulated or changed by Party A. Daily working hours do not include lunch and rest periods. Party A can arrange for Party B to work overtime according to the work needs, and give overtime allowances or compensate according to the company’s system.

Article 8: Party A guarantees Party B’s right to rest in accordance with the law. Party B shall enjoy legal holidays and leave rights such as family visits, weddings and funerals, and childbirth in accordance with the law.

Article 9: Due to work needs, Party A may appropriately extend the working hours within the scope permitted by laws and regulations after consultation with Party B.

4. Employment remuneration

Article 10 According to Party B’s job position and the salary management regulations formulated by Party A, the full amount of Party B’s basic salary plus performance-based salary is RMB 10,000 per month (RMB Ten Thousand Dollar).

Article 11 Party A shall pay the salary of the previous month before every 25th of each month. If Party A has a reasonable explanation for delaying the payment of labor remuneration, it is not considered to be in arrears or refusal to pay Party B’s wages. The method of payment of wages shall be implemented in accordance with Party A’s regulations, and Party A may adjust the time of payment of wages according to the actual situation. The salary income obtained by Party B in accordance with this contract is pre-tax income, and Party B shall pay personal income tax according to law.

5. Social Insurance

Article 12: Both Party A and Party B shall participate in social insurance in accordance with national, provincial and municipal laws, regulations and policies on social insurance, and pay various social insurance premiums on time and in full. Among them, the part borne by Party B shall be withheld and paid by Party A.

Article 13: The benefit of Party B suffering from occupational disease, work-related injury or death shall be implemented in accordance with the relevant regulations of the state, province and overall planning.

6. Labor Discipline

Article 14: Party B shall strictly abide by the rules and regulations, professional ethics and relevant labor disciplines formulated by Party A, complete the work tasks and obey the management of Party A.

Article 15: Party A has the right to formulate employee handbooks and other rules and regulations without conflicting with laws and regulations. Party A conducts daily management of labor discipline to Party B according to the aforementioned system, and Party B fully understands and agrees to abide by Party A’s system.

Article 16: During the performance of this contract, Party A may revise its employee handbook and other rules and regulations, or formulate new rules and regulations. If the original rules and regulations are inconsistent with Party A’s new rules and regulations, Party B agrees to implement them in accordance with Party A’s new rules and regulations.

Article 17: Party B shall properly keep Party A’s property. When Party B resigns for any reason, it shall return Party A’s property, including but not limited to computers, software, CD-ROMs, technical documents, etc., before resignation. If Party B is negligently lost or intentionally damaged, it shall be liable for compensation.

7. Modification, cancellation and termination of employment contract

Article 18: The relevant content of the employment contract may be changed or the contract may be withdrawn or terminated in compliance with the conditions stipulated in the “Labor Law” or through negotiation between Party A and Party B.

Article 19: After the end of the probationary period, Party B shall notify Party A in writing 30 days in advance to terminate this contract, and shall handle the work handover according to the agreement of both parties.

Article 20: Party A shall, when withdrawing or terminating this contract, issue a certificate of withdrawing or terminating the employment contract for Party B, and shall go through the formalities for the transfer of social insurance relationship for Party B within 15 days.

Article 21: If Party B has any of the following circumstances, it shall be deemed as a fundamental breach of contract by Party B, and Party A may terminate this contract at any time without paying any economic compensation:

1.	The personal information provided to Party A (including educational qualifications, personal resume, marital and reproductive status, medical examination certificate, resignation certificate, bad record, etc.) does not match the facts, and there is deceit;

2.	Without the consent of Party A, providing services for other units or individuals to obtain remuneration during working hours or taking advantage of the convenience of the position;

3.	Stealing Party A’s property, or misappropriating Party A’s funds, or taking advantage of position to accept bribes;

4.	Violation of Party A’s confidentiality system, resulting in loss of confidentiality or leakage, and causing adverse effects or economic losses to Party A:

5.	Being punished by public security, reeducation through labor, or being held criminally responsible according to law, etc.

Article 22: If Party A or Party B illegally withdraws or terminates the employment contract and causes losses to the other party, it shall be liable for compensation according to law.

8. Other contents agreed by the parties

Article 23: Without the written consent or permission of Party A, Party B shall not do the following:

1.	Operating the same or similar business as Party A during the period of employment or for others;

2.	During the term of employment, without notifying Party A and without Party A’s consent, hold any position (including but not limited to shareholders, partners, directors, supervisors, managers, staff, agents, etc.), consultants, etc.);

3.	Party A’s business secrets obtained at work are disclosed to the third party;

4.	Within one year after the withdrawal or termination of the employment contract, Party B shall not operate the same or similar business as Party A, or work in other enterprises and institutions that engage in similar business and have direct competition with Party A. In a disguised way, it intentionally leaks and allows others to use Party A’s customer resources, sales channels and other information related to the unit.

Party B shall be liable for compensation (including but not limited to attorney fees, travel expenses, and other losses caused by the reduction of business volume and operational difficulties caused by the disclosure of trade secrets) in case of violation of the provisions of this Agreement, resulting in losses to Party A.

9. Notification and Service

Article 24: All notices, documents, documents, materials, etc. that both parties send or provide to each other during the performance of this contract may be delivered in person or at the mailing address specified in this contract to fulfill the obligation of delivery. If one party relocates or changes the telephone number, it shall promptly notify the other party in writing.

10. Labor dispute settlement and others

Article 25: Disputes arising from the performance of this contract between the two parties shall be resolved through negotiation first; if the negotiation fails, the parties may apply for mediation to the labor dispute mediation committee of Party A within 30 days from the date of the dispute. Labor Dispute Arbitration Commission to apply for arbitration.

Article 26: If the terms of this contract are inconsistent with the newly promulgated laws, regulations and rules of the state, province and city, the new laws, regulations and rules shall be implemented.

Article 27: This contract is made in duplicate, each party A and B will hold one copy, which will become effective after party A seals it and party B signs it.

Party A (seal):	Party B (signature):

Company Representative (Signature):
Date of signing:_____________________	Signing date: July 1, 2021